Ex. 10.2

FIRST AMENDMENT TO

EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into as of August 27, 2019, with an effective date of July 1, 2019, by and between Summer Energy Holdings, Inc., a Nevada corporation (“Employer”), and Travis Andrews (“Employee”).

RECITALS

A. Employer and Employee are parties to that certain Employment Agreement dated as of July 1, 2017 (the “Employment Agreement”).  Unless otherwise indicated, all capitalized terms herein shall have the meanings assigned to them in the Employment Agreement.

B.Pursuant to Section 9 of the Employment Agreement, Employer and Employee desire to amend the Employment Agreement pursuant to the terms and conditions of this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the covenants and conditions set forth herein, and for other good and valuable consideration, Employer and Employee hereby agree as follows:

1.Section 1(a) of the Employment Agreement is hereby amended by deleting such section in its entirety and replacing it as follows:

Term.  Subject to the terms and conditions of this Agreement, Employer agrees to employ Employee, and Employee agrees to be employed by Employer, for a term of two (2) years, commencing on July 1, 2019.

2.Exhibit A to the Employment Agreement is hereby amended by deleting the first bullet point in section 5 thereof in its entirety and replacing it as follows:

oEmployee shall be granted an option to purchase up to 150,000 shares of Employer’s common stock (the “Common Stock”) which option vests as follows: (i) as to the first 75,000 shares of Common Stock, on July 1, 2020 and, (ii) as to the second 75,000 shares of Common Stock, on June 30, 2021, with an exercise price equal to $1.50 per share, unless the price per share of Common Stock as reported on the OTC Markets on the date such option is granted is greater than $1.50, in which case the exercise price shall be equal to the price per share quoted on the OTC Markets on the date such option is granted, all pursuant and subject to the terms of a Stock Option Grant Agreement by and between Employer and Employee.

3.Exhibit A to the Employment Agreement is hereby amended by adding the following states to the definition of “Restricted Territory” as described therein:

Ohio

Illinois

Pennsylvania

New Hampshire

Massachusetts

Connecticut

Rhode Island

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4.All other provisions of the Employment Agreement shall remain in full force and effect.

[Signature page follows]

4848-9846-4928

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Employment Agreement as of the date set forth above.

EMPLOYER:EMPLOYEE:

SUMMER ENERGY HOLDINGS, INC.

a Nevada corporation/s/ Travis Andrews

Travis Andrews

By: /s/ Neil Leibman__________

Name: Neil Leibman

Title: President and CEO

4848-9846-4928